Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

Renasant Corporation Files Shelf Registration

Statement For $150 Million of Securities

TUPELO, MISSISSIPPI (July 8, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) announced today that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). The shelf registration statement, once the SEC declares it effective, will allow the Company to raise capital from time to time, up to an aggregate of $150 million, through the sale of common or preferred stock, warrants and units, or a combination thereof, subject to market conditions. Specific terms and prices will be determined at the time of any offering under a separate prospectus supplement that the Company will be required to file with the SEC at the time of the specific offering.

“The shelf registration gives us greater flexibility in the capital raising process, should we elect to raise capital,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “While we believe that Renasant currently maintains a strong capital position in light of its current and anticipated capital needs, the shelf registration better positions Renasant to take advantage of potential opportunities for expansion, should such opportunities arise, and to address current economic conditions.”

The Company does not currently plan to offer or sell any of the securities covered by the shelf registration statement. The proceeds of the sale of securities, if and when offered, will be used for general corporate purposes as described in any prospectus supplement and could include the expansion of the Company’s banking, insurance and wealth management operations as well as other business opportunities.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the SEC declares the registration statement effective and any appropriate prospectus supplement has been filed. This press release is not an offer to sell or the solicitation of an offer to buy such securities, and there shall be no sale of any of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of any prospectus and prospectus supplement that may be issued with respect to such offering.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of March 31, 2009, Renasant had assets of approximately $3.8 billion and operated over 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama. More information about Renasant Corporation can be found on its website at www.renasant.com.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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